Exhibit 3.2

FILED EFFECTIVE

2012 October 12 AM 9:17

Secretary of State

State of Idaho

ARTICLES OF CORRECTION

TO

ARTICLES OF AMENDMENT

OF

INTERMOUNTAIN COMMUNITY BANCORP

Pursuant to Section 30-1-124 of the Idaho Business Corporation Act (the “Act”), the undersigned corporation submits for filing the following Articles of Correction for the purpose of correcting the Articles of Amendment of Intermountain Community Bancorp, an Idaho corporation (the “Company”) that was filed in the office of the Idaho Secretary of State on October 5, 2012:

1. The name of this Corporation is Intermountain Community Bancorp.

2. The Articles of Amendment (the “Articles”) filed with the Secretary of State of Idaho on October 5, 2012 (a copy of which is attached hereto) require correction as permitted by Section 30-1-124 of the Act.

3. The Articles submitted for filing were defective due to an inadvertent typographical error stating the number of authorized capital stock of the Company.

4. Article II of the Amended and Restated Articles of Incorporation is corrected to read as follows:

ARTICLE II

Authorized Shares

The total authorized capital stock of the Corporation is Forty One Million (41,000,000) shares, of which Thirty Million (30,000,000) shares shall be voting common stock, with no par value (“Voting Common Stock”), Ten Million (10,000,000) shares shall be non-voting common stock, with no par value (“Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”), and One Million (1,000,000) shares shall be preferred stock, with no par value.

These Articles of Correction are hereby executed as of this 11th day of October, 2012.

INTERMOUNTAIN COMMUNITY BANCORP, an Idaho Corporation

By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

FILED EFFECTIVE

2012 October 5 1:19

Secretary of State

State of Idaho

ARTICLES OF AMENDMENT

OF

INTERMOUNTAIN COMMUNITY BANCORP

Pursuant to Section 30-1-1006 of the Idaho Statutes, the undersigned corporation submits for filing the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

1. The name of this Corporation is Intermountain Community Bancorp.

2. Article II of the Amended and Restated Articles of Incorporation is amended by amending the first paragraph in its entirety as follows:

ARTICLE II

Authorized Shares

The total authorized capital stock of the Corporation is Forty One Million (41,000,000) shares, of which Thirty Million (30,000,000) shares shall be voting common stock, with no par value (“Voting Common Stock”), Ten Million (10,000,000) shares shall be non-voting common stock, with no par value (“Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”), and One Million (1,000,000) shares shall be preferred stock, with no par value.

3. The amendment was adopted by the Directors of the Corporation on February 29, 2012, and duly approved by the corporation’s shareholders on May 17, 2012, in the manner required by Section 30-1-1003 of the Idaho Business Corporation Act and the corporation’s articles of incorporation.

4. This Article Amendment will be effective as of 5:01 p.m. (Pacific Time) on October 5, 2012.

Executed as of this 3rd day of October, 2012.

INTERMOUNTAIN COMMUNITY BANCORP, an Idaho Corporation

By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer